As filed with the Securities and Exchange Commission on February 26, 2019

Registration Nos.

333-221324 and 333-221324-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

41-0449260

(I.R.S. Employer Identification No.)

420 Montgomery Street

San Francisco, California 94104

(866) 249-3302

(Address, including zip code, and telephone number, including area code, of Wells Fargo & Company’s principal executive offices)

C. Allen Parker

 Senior Executive Vice President and General Counsel

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

(866) 249-3302

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

WELLS FARGO FINANCE LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

41-0449260

(I.R.S. Employer Identification No.)

375 Park Avenue, 4th Floor

New York, New York 10152

(415) 371-2921

(Address, including zip code, and telephone number, including area code, of Wells Fargo Finance LLC’s principal executive offices)

C. Allen Parker

Senior Executive Vice President and General Counsel

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

(866) 249-3302

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With a copy to:

Mary E. Schaffner Wells Fargo & Company MAC#N9305-173 Wells Fargo Center, 17th Floor Sixth and Marquette Minneapolis, Minnesota 55479 (866) 249-3302	Dawn Holicky Pruitt Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901 (612) 766-7000	Christopher S. Schell Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Wells Fargo & Company

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
	(7)	(8)	$6,600,000,000	$799,920 (9)
Wells Fargo & Company
Debt securities (4), warrants (5), units (6) and purchase contracts
Guarantees of debt securities, warrants, units and purchase contracts of Wells Fargo Finance LLC
Wells Fargo Finance LLC
Debt securities (4), warrants (5), units (6) and purchase contracts

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	There is being registered hereby such indeterminate amount of the identified classes of securities as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. No additional consideration will be received for the guarantees of debt securities, warrants, units and purchase contracts of Wells Fargo Finance LLC.

(3)	Provided for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act of 1933”). In no event will the aggregate offering price of the securities issued under this Registration Statement exceed the amount registered above.

(4)	Debt securities to be offered hereunder will consist of one or more series of debt securities, as more fully described herein.

(5)	Warrants may be issued together in units with any purchase contracts, debt securities or other securities of an affiliated or unaffiliated entity of Wells Fargo & Company.

(6)	The units to be offered hereunder may consist of one or more warrants, purchase contracts, debt securities, other securities of an affiliated or unaffiliated entity of Wells Fargo & Company or any combination thereof.

(7)	This Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of Wells Fargo & Company. These securities consist of (i) an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and (ii) an indeterminate amount of other securities of Wells Fargo & Company initially offered and sold under other registration statements. All such market-making transactions with respect to securities that are made pursuant to a prospectus supplement relating to, and after the effectiveness of, this Registration Statement are being made pursuant to the base prospectus contained in this Registration Statement.

(8)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by Wells Fargo & Company or Wells Fargo Finance LLC, as applicable, in connection with the issuance of securities registered hereunder.

(9)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933. No separate registration fee is required for any of the guarantees, and no separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by affiliates of Wells Fargo & Company.

Explanatory Note

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration Nos. 333-221324 and 333-221324-01) (the “Registration Statement”) is being filed to (i) reflect that Wells Fargo & Company expects that it will no longer be a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, upon the filing by Wells Fargo & Company of its Annual Report on Form 10-K with the Securities and Exchange Commission on or about February 27, 2019 and (ii) include information that is required to be included in the Registration Statement by such form for Registrants who are no longer well-known seasoned issuers. Wells Fargo & Company and Wells Fargo Finance LLC may continue to offer and sell the securities registered hereunder in accordance with Rule 415 under the Securities Act of 1933.

The base prospectus included in this Amendment may also be used by affiliates of Wells Fargo & Company, including Wells Fargo Securities, LLC and Wells Fargo Advisors (the trade name of the retail brokerage business of Wells Fargo & Company’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), in market-making transactions in the securities described in the table above after they are initially offered and sold and in other securities of Wells Fargo & Company offered and sold under prior registration statements.

PROSPECTUS

WELLS FARGO & COMPANY

420 Montgomery Street

 San Francisco, California 94104

(866) 249-3302

Debt Securities

Warrants

Units

Purchase Contracts

Guarantees

WELLS FARGO FINANCE LLC

375 Park Avenue, 4th Floor

 New York, New York 10152

 (415) 371-2921

Debt Securities

 Warrants

 Units

Purchase Contracts

Fully and Unconditionally Guaranteed by Wells Fargo & Company

We, Wells Fargo & Company, may from time to time offer and sell any of our securities listed above. Our wholly-owned finance subsidiary, Wells Fargo Finance LLC, also may from time to time offer and sell any of its securities listed above. We fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any such securities Wells Fargo Finance LLC issues. You should read this prospectus, the applicable prospectus supplement and any additional supplements to this prospectus carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are the unsecured obligations of Wells Fargo & Company or Wells Fargo Finance LLC, as applicable, and, accordingly, all payments are subject to credit risk. If Wells Fargo & Company or Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, if applicable, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of any bank subsidiary and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

We and Wells Fargo Finance LLC will use this prospectus in the initial sales of the securities. In addition, Wells Fargo Securities, LLC, Wells Fargo Advisors (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC) or another of our affiliates, may use this prospectus in a market-making transaction in any of the securities after their initial sale.

Investing in the securities involves risks. You should consider the risk factors described in any accompanying supplement and in any documents incorporated by reference in this prospectus. See “Risk Factors” on page 2.

This prospectus is dated February 26, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and Wells Fargo Finance LLC filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell securities described in this prospectus in one or more offerings. In addition, our subsidiary, Wells Fargo Finance LLC, may sell securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we or Wells Fargo Finance LLC may issue. Each time we or Wells Fargo Finance LLC sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We or Wells Fargo Finance LLC may also prepare free writing prospectuses that describe particular debt securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus under the heading “Wells Fargo & Company,” we mean Wells Fargo & Company and its subsidiaries. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context otherwise requires or as otherwise indicated.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, Wells Fargo Finance LLC and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

RISK FACTORS

Your investment in the securities involves risks. Before purchasing any securities, you should carefully consider the risk factors incorporated by reference in this prospectus, including the risk factors contained in our annual and quarterly reports. Additional risk factors specific to particular securities will be detailed in one or more supplements to this prospectus. You should consult your financial, legal, tax and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for you.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Information about us is also available on our website at https://www.wellsfargo.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any prospectus supplement, product supplement or pricing supplement.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” on or after the date of this prospectus and prior to the later of (i) the time that we sell all the securities offered by this prospectus and (ii) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any documents or any portions of any documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2017 (as amended by our Current Report on Form 8-K filed February 26, 2019), including information specifically incorporated by reference into our Form 10-K from our 2017 Annual Report to Stockholders and our definitive Proxy Statement for our 2018 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018; and

•	Current Reports on Form 8-K or 8-K/A filed on January 2, 2018, January 3, 2018, January 9, 2018, January 12, 2018, January 17, 2018, January 23, 2018, January 24, 2018, January 24, 2018, January 26, 2018, January 26, 2018, January 29, 2018, January 30, 2018, January 31, 2018, February 1, 2018, February 2, 2018, February 5, 2018, February 7, 2018, February 7, 2018, February 14, 2018, February 16, 2018, February 28, 2018, March 1, 2018, March 1, 2018, March 2, 2018, March 5, 2018, March 13, 2018, March 14, 2018, March 21, 2018, March 28, 2018, April 2, 2018, April 3, 2018, April 4, 2018, April 5, 2018, April 13, 2018, April 19, 2018, April 20, 2018, April 20, 2018, April 23, 2018, April 24, 2018, April 25, 2018, April 26, 2018, April 30, 2018, May 2, 2018, May 7, 2018, May 8, 2018, May 9, 2018, May 10, 2018, May 16, 2018, May 17, 2018, May 18, 2018, May 30, 2018, May 31, 2018, June 1, 2018, June 4, 2018, June 6, 2018, June 7, 2018, June 13, 2018, June 15, 2018, June 18, 2018, June 19, 2018, June 20, 2018, June 29, 2018, July 3, 2018, July 5, 2018, July 13, 2018, July 19, 2018, July 24, 2018, July 24, 2018, July 27, 2018, July 30, 2018, July 31, 2018, August 1, 2018, August 2, 2018, August 2, 2018, August 6, 2018, August 7, 2018, August 8, 2018, August 13, 2018, August 17, 2018, August 20, 2018, August 21, 2018, August 23, 2018, August 24, 2018, August 29, 2018, August 30, 2018, August 31, 2018, September 5, 2018, September 6, 2018, September 7, 2018, September 10, 2018, September 11, 2018, September 13, 2018, September 17, 2018, September 18, 2018, September 19, 2018, September 20, 2018, September 21, 2018, September 25, 2018, September 26, 2018, September 28, 2018, October 1, 2018, October 2, 2018, October 3, 2018, October 4, 2018, October 12, 2018, October 18, 2018, October 22, 2018, October 23, 2018, October 24, 2018, October 24, 2018, October 26, 2018, October 30, 2018, October 31, 2018, October 31, 2018, November 2, 2018, November 5, 2018, November 6, 2018, November 7, 2018, November 15, 2018, November 20, 2018, November 21, 2018, November 28, 2018, November 30, 2018, December 4, 2018, December 6, 2018, December 6, 2018, December 7, 2018, December 17, 2018, December 21, 2018, December 26, 2018, December 26, 2018, December 27, 2018, December 28, 2018, December 31, 2018, January 3, 2019, January 4, 2019, January 7, 2019, January 11, 2019, January 15, 2019, January 15, 2019, January 22, 2019, January 24, 2019, January 24, 2019, January 25, 2019, January 29, 2019, January 30, 2019, January 31, 2019,

February 1, 2019, February 5, 2019, February 6, 2019, February 7, 2019, February 8, 2019, February 11, 2019, February 14, 2019, February 15, 2019, February 20, 2019, February 22, 2019, February 26, 2019 and February 26, 2019.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Office of the Corporate Secretary

 Wells Fargo & Company

Two Wells Fargo Center

301 S. Tryon Street

Charlotte, North Carolina 28202

Phone: (704) 374-3234

We will not be providing you with any financial statements for Wells Fargo Finance LLC, as permitted by the SEC in Rule 3-10(b) of Regulation S-X. Wells Fargo Finance LLC is our 100%-owned finance subsidiary, and the securities Wells Fargo Finance LLC may issue under this prospectus will be fully and unconditionally guaranteed by us. As such, you should look to, read, and rely solely upon the financial statements that we file with the SEC.

Neither we nor any underwriters or agents have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

WELLS FARGO & COMPANY

We are a diversified, community-based financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. Founded in 1852 and headquartered in San Francisco, we provide banking, investment and mortgage products and services, as well as consumer and commercial finance, through banking locations, ATMs, the internet and mobile banking, and we have international offices to support our customers who conduct business in the global economy.

We are a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

WELLS FARGO FINANCE LLC

Wells Fargo Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Wells Fargo & Company.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will contribute the net proceeds that we receive from the sale of our securities to our general funds that will be available for general corporate purposes, including, but not limited to, the following:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding debt.

Until the net proceeds have been used, they will be invested in short-term securities.

Unless the applicable prospectus supplement states otherwise, Wells Fargo Finance LLC intends to lend the net proceeds from the sale of its offered securities to us and/or our affiliates. We expect that we and/or our affiliates will use the proceeds from these loans for general corporate purposes, including the purposes set forth above.

Description of DEBT SECURITIES OF WELLS FARGO & COMPANY

In this “Description of Debt Securities of Wells Fargo & Company” section, all references to “debt securities” refer only to debt securities issued by Wells Fargo & Company and not to any debt securities issued by any subsidiary or affiliate.

This section describes the general terms and provisions of our debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued under an indenture dated as of February 21, 2017 between us and Citibank, N.A., as trustee, referred to in this “Description of Debt Securities of Wells Fargo & Company” section as the “indenture.” We have summarized the material terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

A prospectus supplement to this prospectus may relate to a series of medium-term notes, established as a series of debt securities under the indenture. In that event, references herein to terms and conditions of debt securities being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement for such debt securities.

General

The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured unsubordinated debt. The indenture does not limit the amount of debt securities that we may issue. Holders of the debt securities may be fully subordinated to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding.

The debt securities are our unsecured senior debt securities, but our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay us without regulatory approval. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

New York State law governs the indenture under which the debt securities will be issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities. Under present New York usury law, the maximum permissible rate of interest, subject to some exceptions, is 16% per annum on a simple interest basis for debt securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for debt securities in which $250,000 or more has been invested. This limit may not apply to debt securities in which $2,500,000 or more has been invested. We agree, to the extent permitted by law, not to voluntarily claim the benefits of any such usury laws in connection with the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we may, from time to time, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same terms as previously issued debt securities of that series (other than the issue date, the date, if any, that interest begins to accrue and the price to public, which may vary). Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture. No additional debt securities of a series may be issued if an event of default under the indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal or face amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

•	if the debt security may be extended at our option or renewed at a holder’s option, the provisions relating to extension of the debt security or renewal of the debt security;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars, and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	any circumstances under which the debt securities may be issued in authorized denominations other than $1,000 each or integral multiples of $1,000 in excess thereof;

•	any circumstances under which the depositary (the “depositary”) for global securities (“global securities” are debt securities that we issue in accordance with the indenture to represent all or part of a series of debt securities) issued under the indenture is other than The Depository Trust Company (“DTC”);

•	any circumstances under which the debt securities may be listed on any securities exchange or automated quotation system;

•	the date or dates on which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the amount payable on the debt security will be determined by reference to one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of any of the foregoing, or any other measure (referred to herein as a “market measure”), the method by which the amount payable will be determined and information about such market measure or measures;

•	if the debt securities will bear interest at a fixed or floating rate or at a rate determined by reference to a market measure:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities; and

•	the first interest payment date;

•	if the debt securities may be optionally or mandatorily converted or exchanged: (i) the terms on which holders of the debt securities may convert or exchange the debt securities into or for debt, equity or other securities of an entity unaffiliated with us, or into any other property or for the cash value of any such debt securities or other property; (ii) the terms on which conversion or exchange may occur, including whether any optional conversion or exchange occurs at the option of the holder or at our option; (iii) the date on which, or period during which, such conversion or exchange may occur; (iv) the initial conversion or exchange price or rate; and (v) the circumstances or manner in which the amount of any debt securities, or any other property or the cash value of any such debt securities or other property upon conversion or exchange may be adjusted;

•	the identity of the calculation agent (the “calculation agent”), if applicable, for the debt securities if other than Wells Fargo Securities, LLC, one of our affiliates;

•	the identity of the security registrar and paying agent for the debt securities if other than Wells Fargo Bank, N.A. (“Wells Fargo Bank”), one of our affiliates;

•	any special tax implications of the debt securities;

•	any events of default and covenant breaches which will apply to the debt securities in addition to those contained in the indenture;

•	any additions or changes to the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions described in the applicable prospectus supplement. If the debt securities are held as global securities, the procedures for transfer will depend upon procedures of the depositary for those global securities. See “Book-Entry, Delivery and Form” herein.

 Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in Minneapolis, Minnesota maintained by us for that purpose. On the date of this prospectus, the paying agent for the debt securities issued under the indenture is Wells Fargo Bank, acting through its corporate trust office at 600 South 4th Street, Minneapolis, MN 55415. We refer to Wells Fargo Bank, acting in this capacity for our debt securities, as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euros, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

When we refer to the payment of “principal” in this prospectus in the context of the amount payable at stated maturity or earlier redemption or repayment of a debt security whose payment is linked to the performance of a market measure, we are referring to the amount payable on such debt security at stated maturity or earlier redemption or repayment, as specified in the applicable prospectus supplement, other than any interest payable at such time. Such amount may be greater than, equal to or less than the stated principal or face amount of such debt security at issuance.

Fixed Rate Debt Securities

We may issue debt securities that bear interest at a fixed rate (“fixed rate debt securities”). Each fixed rate debt security will bear interest from the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment.

Floating Rate Debt Securities

We may issue debt securities that bear interest at a floating rate determined by reference to a base rate specified in the applicable prospectus supplement (“floating rate debt securities”).

Redemption and Repayment

General. Any redemption by us of debt securities may be subject to the prior approval of the Board of Governors of the Federal Reserve System or other appropriate Federal banking agency.

Optional Redemption By Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities offered thereby.

Repayment At Option Of Holder. If applicable, the prospectus supplement will indicate that the holder has the option to have us repay the debt securities offered thereby on a date or dates specified prior to their stated maturity date.

Open Market Purchases. We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Conversion and Exchange

If any offered debt securities are optionally or mandatorily convertible or exchangeable into debt, equity or other securities of an entity unaffiliated with us, or into any other property or for the cash value of any such securities or other property, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or integral multiples of $1,000 in excess thereof.

The Trustee

From time to time, we and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indenture is, and the debt securities will be, governed by and will be construed in accordance with New York law.

No Listing

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed or displayed on any securities exchange or automated quotation system.

Covenants

Except as otherwise set forth in the next sentence, the indenture:

•	prohibits us and our subsidiaries from selling, pledging, assigning or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any Principal Subsidiary Bank or of any subsidiary owning, directly or indirectly, any capital stock of a Principal Subsidiary Bank; and

•	prohibits any Principal Subsidiary Bank from issuing any shares of its capital stock or securities convertible into its capital stock.

This restriction does not apply to:

•	sales, pledges, assignments or other dispositions or issuances of directors’ qualifying shares;

•	sales, pledges, assignments or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable Principal Subsidiary Bank;

•	sales, pledges, assignments or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

•	sales of capital stock by any Principal Subsidiary Bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us. (Section 1005)

When we use the term “subsidiary” in this “Description of Debt Securities of Wells Fargo & Company” section, we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or indirectly through one or more of our other subsidiaries. Voting stock is stock (or the equivalent thereof) that is entitled in the ordinary course to vote for the election of a majority of the directors, managers or trustees of a corporation and does not include stock (or the equivalent thereof) that is entitled to so vote only as a result of the happening of certain events and references to “corporation” refer to corporations, associations, companies (including limited liability companies) and business trusts.

When we use the term “Principal Subsidiary Bank” in this prospectus, we mean any commercial bank or trust company organized in the United States under Federal or state law of which we own at least a majority of the shares of voting stock directly or indirectly through one or more of our subsidiaries if such commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to more than 10% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Section 101) As of the date hereof, our only Principal Subsidiary Bank is Wells Fargo Bank.

Except as expressly set forth above, the indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger or Sale

The indenture generally permits a consolidation or merger between us and another entity. It also permits the conveyance, transfer or lease by us of all or substantially all of our property and assets. These transactions, if a transaction other than a conveyance, transfer or lease to one or more of our subsidiaries, are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, and giving effect to the transaction, no covenant breach (as defined below) or event of default under the indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets in accordance with the requirements of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802) The indenture permits us to convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the indenture to assume our liabilities and obligations under the indenture and the debt securities.

Modification and Waiver

Under the indenture, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

•	a modification of any of the foregoing requirements contained in the indenture. (Section 902)

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The indenture provides that compliance with the covenant relating to Principal Subsidiary Banks described above under “—Covenants” can be waived in this manner. (Section 1008)

In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default and Covenant Breaches

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” with respect to any series of debt securities, means any of the following:

(1)	failure to pay interest on any debt security of that series for 30 days after the payment is due;

(2)	failure to pay the principal of or any premium on any debt security of that series for 30 days after the payment is due;

(3)	the entry by a court having jurisdiction of (A) a decree or order for relief in respect of Wells Fargo in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or (B) a decree or order adjudging Wells Fargo a bankrupt or insolvent, or approving a petition seeking receivership, insolvency or liquidation of or in respect of Wells Fargo under any applicable Federal or State law, or appointing a receiver, liquidator, trustee or similar official of Wells Fargo, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(4)	the commencement by Wells Fargo of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, the appointment of a receiver for Wells Fargo under any applicable Federal or State bankruptcy, insolvency or similar law following consent by the Board of Directors of Wells Fargo to such appointment, or the entry of a decree or order for relief in respect of Wells Fargo in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, receivership, liquidation or similar law following Wells Fargo’s consent to such decree or order; or

(5)	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. Unless otherwise specified in the applicable prospectus supplement for a particular offering of debt securities, the holders of our debt securities will not have the right to accelerate the payment of principal of the debt securities as a result of a covenant breach or our failure to perform any covenant or agreement contained in the debt securities or the indenture other than the obligations to pay principal and interest on the debt securities. (Sections 502, 513)

Unless otherwise specified in the applicable prospectus supplement, a “covenant breach,” when used in the indenture with respect to any series of debt securities, means any of the following:

(1)	failure to perform any of the covenants regarding capital stock of Principal Subsidiary Banks described above under “—Covenants”;

(2)	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after Wells Fargo has received written notice of the failure to perform in the manner specified in the indenture; or

(3)	any other covenant breach that may be specified for the debt securities of that series when that series is created. (Section 101)

A covenant breach shall not be an event of default, and neither the trustee nor any holder of debt securities will have any acceleration rights if a covenant breach occurs or continues.

The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture. (Section 1007). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, a covenant breach with respect to the debt securities of a series or an event of default under the indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a covenant breach or an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification. (Sections 601, 603) If indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing covenant breach or event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding with respect to such covenant breach or event of default;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment. (Section 508)

Description of DEBT SECURITIES OF wells fargo finance llc

In this “Description of Debt Securities of Wells Fargo Finance LLC” section, “we,” “us” or “our” refer only to Wells Fargo Finance LLC and not to any of our affiliates, including Wells Fargo & Company; references to “Guarantor” refer only to Wells Fargo & Company and not to any of its subsidiaries or affiliates; and all references to “debt securities” refer only to debt securities issued by Wells Fargo Finance LLC and not to any debt securities issued by Wells Fargo & Company.

This section describes the general terms and provisions of our debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued under an indenture dated as of April 25, 2018 among us, as issuer, Wells Fargo & Company, as Guarantor, and Citibank, N.A., as trustee, referred to in this “Description of Debt Securities of Wells Fargo Finance LLC” section as the “indenture.” We have summarized the material terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

A prospectus supplement to this prospectus may relate to a series of medium-term notes, established as a series of debt securities under the indenture. In that event, references herein to terms and conditions of debt securities being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement for such debt securities.

General

The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured unsubordinated debt. Payment on the debt securities is fully and unconditionally guaranteed by Wells Fargo & Company, as Guarantor. The indenture does not limit the amount of debt securities that we may issue.

The assets of the Guarantor consist primarily of equity in its subsidiaries, and the Guarantor is a separate and distinct legal entity from its subsidiaries. As a result, the Guarantor’s ability to address claims of holders of our debt securities against the Guarantor under the guarantee depends on its receipt of dividends, loan payments and other funds from its subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that banking and other subsidiaries may pay to the Guarantor without regulatory approval. In addition, if any of the Guarantor’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. The rights of the Guarantor and the rights of its creditors will be subject to that prior claim unless the Guarantor is also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Holders of our debt securities are our direct creditors, as well as direct creditors of the Guarantor under the related guarantee. As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to holders of our debt securities if they make claims in respect of the debt securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders of our debt securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of debt securities issued by the Guarantor.

The indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.

New York State law governs the indenture under which the debt securities will be issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities. Under present New York usury law, the maximum permissible rate of interest, subject to some exceptions, is 16% per annum on a simple interest basis for debt securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for debt securities in which $250,000 or more has been invested. This limit may not apply to debt securities in which $2,500,000 or more has been invested. We agree, to the extent permitted by law, not to voluntarily claim the benefits of any such usury laws in connection with the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we may, from time to time, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same terms as previously issued debt securities of that series (other than the issue date, the date, if any, that interest begins to accrue and the price to public, which may vary). Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture. No additional debt securities of a series may be issued if an event of default under the indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal or face amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

•	if the debt security may be extended at our option or renewed at a holder’s option, the provisions relating to extension of the debt security or renewal of the debt security;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars, and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	any circumstances under which the debt securities may be issued in authorized denominations other than $1,000 each or integral multiples of $1,000 in excess thereof;

•	any circumstances under which the depositary for global securities issued under the indenture is other than DTC;

•	any circumstances under which the debt securities may be listed on any securities exchange or automated quotation system;

•	the date or dates on which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the amount payable on the debt security will be determined by reference to one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of any of the foregoing, or any other market measure, the method by which the amount payable will be determined and information about such market measure or measures;

•	if the debt securities will bear interest at a fixed or floating rate or at a rate determined by reference to a market measure:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities; and

•	the first interest payment date;

•	the identity of the calculation agent, if applicable, for the debt securities if other than Wells Fargo Securities, LLC, one of our affiliates;

•	the identity of the security registrar and paying agent for the debt securities if other than Wells Fargo Bank, one of our affiliates;

•	any special tax implications of the debt securities;

•	any events of default and covenant breaches which will apply to the debt securities in addition to those contained in the indenture;

•	any additions or changes to the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

 Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions described in the applicable prospectus supplement. If the debt securities are held as global securities, the procedures for transfer will depend upon procedures of the depositary for those global securities. See “Book-Entry, Delivery and Form” herein.

Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in Minneapolis, Minnesota maintained by us for that purpose. On the date of this prospectus, the paying agent for the debt securities issued under the indenture is Wells Fargo Bank, acting through its corporate trust office at 600 South 4th Street,

Minneapolis, MN 55415. We refer to Wells Fargo Bank, acting in this capacity for our debt securities, as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euros, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

When we refer to the payment of “principal” in this prospectus in the context of the amount payable at stated maturity or earlier redemption or repayment of a debt security whose payment is linked to the performance of a market measure, we are referring to the amount payable on such debt security at stated maturity or earlier redemption or repayment, as specified in the applicable prospectus supplement, other than any interest payable at such time. Such amount may be greater than, equal to or less than the stated principal or face amount of such debt security at issuance.

Fixed Rate Debt Securities

We may issue fixed rate debt securities. Each fixed rate debt security will bear interest from the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment.

Floating Rate Debt Securities

We may issue floating rate debt securities that bear interest at a floating rate determined by reference to a base rate specified in the applicable prospectus supplement.

Redemption and Repayment

Optional Redemption By Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities offered thereby.

Repayment At Option Of Holder. If applicable, the prospectus supplement will indicate that the holder has the option to have us repay the debt securities offered thereby on a date or dates specified prior to their stated maturity date.

 Open Market Purchases. We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or integral multiples of $1,000 in excess thereof.

The Trustee

From time to time, we and certain of our affiliates maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indenture is, and the debt securities will be, governed by and will be construed in accordance with New York law.

No Listing

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed or displayed on any securities exchange or automated quotation system.

Wells Fargo & Company Guarantee

The Guarantor will fully and unconditionally guarantee, on an unsecured basis, the full and punctual payment of the principal of, interest on, and all other amounts payable under the debt securities when the same becomes due and payable, whether at maturity or upon redemption, repayment at the option of the holders of the applicable debt securities, upon acceleration or otherwise. If for any reason we do not make any required payment in respect of our debt securities when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the indenture. The guarantee is of payment and not of collection. (Section 1601)

The Guarantor’s obligations under the guarantee are unconditional and absolute. However,

(1)	the Guarantor will not be liable for any amount of payment that we are excused from making or any amount in excess of the amount actually due and owing by us, and

(2)	any defenses or counterclaims available to us (except those resulting solely from, or on account of, our insolvency or our status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Guarantor to the same extent as these defenses or counterclaims are available to us, whether or not asserted by us. (Section 1602)

Holders of our debt securities are our direct creditors, as well as direct creditors of the Guarantor under the related guarantee. As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to holders of our debt securities if they make claims in respect of the debt securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders of our debt securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of debt securities issued by the Guarantor.

Consolidation, Merger or Sale

The indenture generally permits a consolidation or merger between us and another entity and/or between the Guarantor and another entity. It also permits the conveyance, transfer or lease by us of all or substantially all of our property and assets and/or by the Guarantor of all or substantially all of its property and assets.

With respect to us, these transactions, if a transaction other than a conveyance, transfer or lease to one or more of the Guarantor’s subsidiaries, are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, and giving effect to the transaction, no covenant breach (as defined below) or event of default under the indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets in accordance with the requirements of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 803) The successor entity to a consolidation or merger may be the Guarantor or a subsidiary of the Guarantor. In addition, the successor entity in a conveyance, transfer or lease may be the Guarantor. The indenture also permits us to convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the indenture to assume our liabilities and obligations under the indenture and the debt securities.

With respect to the Guarantor, these transactions, if a transaction other than a conveyance, transfer or lease to one or more of its subsidiaries, are permitted if:

•	the resulting or acquiring entity, if other than the Guarantor, is organized and existing under the laws of a domestic jurisdiction and assumes all of the Guarantor’s responsibilities and liabilities under the indenture, including the guarantee of the payment of all amounts due on the debt securities to the extent provided in the indenture and performance of the covenants in the indenture; and

•	immediately after the transaction, and giving effect to the transaction, no covenant breach (as defined below) or event of default under the indenture exists. (Section 802)

If the Guarantor consolidates or merges with or into any other entity or conveys, transfers or leases all or substantially all of its assets in accordance with the requirements of the indenture, the resulting or acquiring entity will be substituted for the Guarantor in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise the Guarantor’s rights and powers under the indenture, in the name of the Guarantor and, except in the case of a lease of all or substantially all of the Guarantor’s properties, the Guarantor will be released from all its liabilities and obligations under the indenture and under the debt securities. (Section 803) The successor entity to a consolidation or merger may be a subsidiary of the Guarantor. In addition, the indenture permits the Guarantor to convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the indenture to assume the Guarantor’s liabilities and obligations under the indenture and the debt securities.

When we use the term “subsidiary” in respect of any specified person in this “Description of Debt Securities of Wells Fargo Finance LLC” section, we mean any corporation more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, of which shall at the time be owned, directly or indirectly by such specified person or by one or more of the subsidiaries of such specified person, or by such specified person and one or more other subsidiaries of such specified person. Voting stock is stock (or the equivalent thereof) that is entitled in the ordinary course to vote for the election of a majority of the directors, managers or trustees of a corporation and does not include stock (or the equivalent thereof) that is entitled to so vote only as a result of the happening of certain events; references to “corporation” refer to corporations, associations, companies (including limited liability companies) and business trusts; and references to any “person” refer to any corporation.

Modification and Waiver

Under the indenture, certain of our rights and obligations and those of the Guarantor and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;

•	make any change in the guarantee that would adversely affect any holder or release the Guarantor from the guarantee other than pursuant to the terms of the indenture; and

•	a modification of any of the foregoing requirements contained in the indenture. (Section 902)

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us or the Guarantor, as applicable, with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. (Section 1006)

In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default and Covenant Breaches

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” with respect to any series of debt securities, means any of the following:

(1)	failure to pay interest on any debt security of that series for 30 days after the payment is due;

(2)	failure to pay the principal of or any premium on any debt security of that series for 30 days after the payment is due;

(3)	the entry by a court having jurisdiction of (A) a decree or order for relief in respect of Wells Fargo Finance LLC in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or (B) a decree or order adjudging Wells Fargo Finance LLC a bankrupt or insolvent, or approving a petition seeking receivership, insolvency or liquidation of or in respect of Wells Fargo Finance LLC under any applicable Federal or State law, or appointing a receiver, liquidator, trustee or similar official of Wells Fargo Finance LLC, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(4)	the commencement by Wells Fargo Finance LLC of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, the appointment of a receiver for Wells Fargo Finance LLC under any applicable Federal or State bankruptcy, insolvency or similar law following consent by the Board of Directors of Wells Fargo Finance LLC to such appointment, or the entry of a decree or order for relief in respect of Wells Fargo Finance LLC in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, receivership, liquidation or similar law following Wells Fargo Finance LLC’s consent to such decree or order;

(5)	the guarantee ceases to be in full force and effect, other than in accordance with the indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no event of default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11, or the appointment of a receiver for the Guarantor under the Dodd-Frank Act or the Federal Deposit Insurance Corporation having separately repudiated the guarantee in any receivership of the Guarantor, or the commencement of any proceeding under any other applicable Federal or State bankruptcy, insolvency, resolution or other similar law, or a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Guarantor or its property, or the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor; or

(6)	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. Unless otherwise specified in the applicable prospectus supplement for a particular offering of debt securities, the holders of our debt securities will not have the right to accelerate the payment of principal of the debt securities as a result of a covenant breach or our failure to perform any covenant or agreement contained in the debt securities or the indenture other than the obligations to pay principal and interest on the debt securities. (Sections 502, 513)

Events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor will not constitute an event of default with respect to any series of our debt securities. In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an event of default with respect to any series of our debt securities. Therefore, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit any of the debt securities to be declared due and payable and the trustee is not authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor. Instead, even if an event of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor has occurred, the trustee and the holders of debt securities of a series will not be able to declare the relevant debt securities to be immediately due and payable unless there is an event of default with respect to that series as described above, such as our bankruptcy, insolvency, receivership or liquidation or a payment default by us or the Guarantor on the relevant debt securities. The value you receive on any series of debt securities may be significantly less than what you would have otherwise received had our debt securities been declared due and payable immediately or the trustee been authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.

Unless otherwise specified in the applicable prospectus supplement, a “covenant breach,” when used in the indenture with respect to any series of debt securities, means any of the following:

(1)	failure to perform any covenant in the indenture that applies to debt securities of that series for 90 days after Wells Fargo Finance LLC and the Guarantor have received written notice of the failure to perform in the manner specified in the indenture; or

(2)	any other covenant breach that may be specified for the debt securities of that series when that series is created. (Section 101)

A covenant breach shall not be an event of default, and neither the trustee nor any holder of debt securities will have any acceleration rights if a covenant breach occurs or continues.

The indenture requires each of us and the Guarantor to file an officers’ certificate with the trustee each year that states, to the knowledge of a certifying officer, whether or not any defaults exist under the terms of the indenture. (Section 1005). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, a covenant breach with respect to the debt securities of a series or an event of default under the indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a covenant breach or an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification. (Sections 601, 603) If indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing covenant breach or event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding with respect to such covenant breach or event of default;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment. (Section 508)

BOOK-ENTRY, DELIVERY AND FORM

The information in this section concerning DTC, Clearstream Banking, société anonyme, or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures has been obtained from sources that we and Wells Fargo Finance LLC believe to be reliable, but neither we nor Wells Fargo Finance LLC have not independently verified the accuracy of this information.

Unless otherwise specified in the applicable prospectus supplement, the securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or through Clearstream or through Euroclear (in Europe). Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries (collectively, the “U.S. Depositaries”), which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us or Wells Fargo Finance LLC, as applicable, that it is unwilling or unable to continue as depositary for that global security and we or Wells Fargo Finance LLC, as applicable, do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we or Wells Fargo Finance LLC, as applicable, do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we or Wells Fargo Finance LLC, as applicable, determine, in their sole discretion, that that debt security will be exchangeable for definitive securities in registered form and notify the trustee of such decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We or Wells Fargo Finance LLC, as applicable, will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, Wells Fargo Finance LLC, the applicable trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC’s current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry debt securities may be more difficult to pledge because of the lack of a physical debt security.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We and Wells Fargo Finance LLC understand that, under existing industry practices, if we or Wells Fargo Finance LLC, as applicable, request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has indicated that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, referred to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. Unless otherwise specified in the applicable prospectus supplement, a “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

None of Wells Fargo & Company, Wells Fargo Finance LLC nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF WARRANTS OF WELLS FARGO & COMPANY

In this “Description of Warrants of Wells Fargo & Company” section, all references to “warrants” refer only to warrants issued by Wells Fargo & Company and not to any warrants issued by any subsidiary or affiliate.

This section describes the general terms and provisions of our warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants. References herein to terms and conditions of warrants being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement for such warrants.

 Any warrants that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the Board of Governors of the Federal Reserve System (the “FRB”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Office of the Comptroller of the Currency (the “OCC”) and other applicable law.

General

We may offer warrants separately or together with one or more additional warrants, purchase contracts or debt securities issued by us, or other securities of an entity affiliated or not affiliated with us, other property or any combination of these securities or other property in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities or property in the unit prior to the warrants’ expiration date. We may issue warrants to purchase or sell, on terms to be determined at the time of sale:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities or an index or indices of those securities;

•	currencies;

•	any other property; or

•	any combination of the above.

The property in the above clauses is referred to in this “Description of Warrants of Wells Fargo & Company” section as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property or the cash value of the warrant property, as described in the applicable prospectus supplement.

Although we anticipate making payments on most warrants in U.S. dollars, payments on some warrants may be in a foreign currency as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most United States banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will make payments on warrants that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a payment to be made in euros, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Further Information in Prospectus Supplement

The terms and conditions set forth in this “Description of Warrants of Wells Fargo & Company” will apply to each warrant unless otherwise specified in the applicable prospectus supplement and in that warrant. The prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in global or definitive form or both, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities or property as part of units;

•	if applicable, the date on and after which the warrants and the related securities or property will be separately transferable;

•	whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or other property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the warrants or both and the method of exercising the warrants;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, other property or a combination thereof;

•	any applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreement

We will issue the warrants under one or more warrant agreements (each, as referred to in this “Description of Warrants of Wells Fargo & Company section, a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), each of which will contain the general terms described below, except as stated in the applicable prospectus supplement, as well as any additional terms described in the applicable prospectus supplement. Holders of warrants should review the detailed provisions of the warrant agreement for a full description of the provisions of the warrant agreement and for other information regarding the warrants.

Modifications without Consent of Warrantholders. We and the warrant agent may amend or supplement the warrant agreement and the warrants without the consent of the holders, for any of the following purposes:

•	to evidence the succession of another corporation to us, and the assumption by such successor of our covenants therein;

•	to evidence and provide for the acceptance of appointment by a successor warrant agent with respect to the warrants;

•	to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may amend or supplement the warrant agreement and the warrants for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the warrant agreement or of modifying in any manner the rights of the holders under the warrant agreement; provided, however, that no such amendment or supplement shall, without the consent of each holder affected thereby:

•	reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the applicable warrant certificate;

•	shorten the period of time during which the warrants may be exercised;

•	amend the anti-dilution provisions set forth in the applicable warrant certificate in a manner that is materially adverse to the holders of such warrants; or

•	reduce the percentage of outstanding warrants the consent of whose holders is required for the modification of the warrant agreement.

Consolidation, Merger or Sale. The warrant agreement generally will permit a consolidation or merger between us and another entity. It will also permit the conveyance, transfer or lease by us of all or substantially all of our property and assets. These transactions, if a transaction other than a conveyance, transfer or lease to one or more of our subsidiaries, are permitted if the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the warrant agreement. If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets in accordance with the requirements of the warrant agreement, the resulting or acquiring entity will be substituted for us in the warrant agreement with the same effect as if it had been an original party to the warrant agreement. As a result, such successor entity may exercise our rights and powers under the warrant agreement, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the warrant agreement and under the warrants. The warrant agreement permits us to convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the warrant agreement to assume our liabilities and obligations under the warrant agreement and the warrants.

Enforceability of Rights of Warrantholders. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates, in the manner provided in those warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the indenture or any other similar agreement.

Registration and Transfer of Warrants. Subject to the terms of the warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer, with the form of transfer endorsed thereon duly executed at the corporate trust office of the warrant agent for those warrants, or at any other office indicated in the applicable prospectus supplement relating to those warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the warrants is satisfied with the documents of title and identity of the person making the request.

Title. We, the unit agent, the trustee, the warrant agent and any of our or their agents will treat the registered holder of any warrant as the owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The warrants and the warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the warrants offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such warrants.

DESCRIPTION OF WARRANTS OF WELLS FARGO FINANCE LLC

In this “Description of Warrants of Wells Fargo Finance LLC” section, “we,” “us” or “our” refer only to Wells Fargo Finance LLC and not to any of our affiliates, including Wells Fargo & Company; references to “Guarantor” refer only to Wells Fargo & Company and not to any of its subsidiaries or affiliates; and all references to “warrants” refer only to warrants issued by Wells Fargo Finance LLC and not to any warrants issued by Wells Fargo & Company.

This section describes the general terms and provisions of our warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants. References herein to terms and conditions of warrants being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement for such warrants.

Any warrants that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

General

We may offer warrants separately or together with one or more additional warrants, purchase contracts or debt securities issued by us, or other securities of an entity affiliated or not affiliated with the Guarantor or any combination of these securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities or property in the unit prior to the warrants’ expiration date. The Guarantor will fully and unconditionally guarantee the full and punctual payment of amounts payable under the warrants when the same becomes due and payable, whether at expiration, upon exercise, redemption or repurchase at the option of the holders of the applicable warrants. The applicable prospectus supplement will describe the specific terms of the guarantee.

We may issue warrants to purchase or sell, on terms to be determined at the time of sale:

•	securities issued by an entity not affiliated with the Guarantor;

•	currencies;

•	other specified securities; or

•	any combination of the above, including indices or baskets thereof.

The property in the above clauses is referred to in this “Description of Warrants of Wells Fargo Finance LLC” section as “warrant property.” We will satisfy our obligations, if any, with respect to any warrants by delivering the cash value of the warrant property, as described in the applicable prospectus supplement.

Although we anticipate making payments on most warrants in U.S. dollars, payments on some warrants may be in a foreign currency as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most United States banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will make payments on warrants that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a payment to be made in euros, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Further Information in Prospectus Supplement

The terms and conditions set forth in this “Description of Warrants of Wells Fargo Finance LLC” will apply to each warrant unless otherwise specified in the applicable prospectus supplement and in that warrant. The prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in global or definitive form or both, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as part of units;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or other property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	the method of exercising the warrants;

•	any applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreement

We will issue the warrants under one or more warrant agreements (each, as referred to in this “Description of Warrants of Wells Fargo Finance LLC” section, a “warrant agreement”) to be entered into among us, the Guarantor and the warrant agent, each of which will contain the general terms described below, except as stated in the applicable prospectus supplement, as well as any additional terms described in the applicable prospectus supplement. Holders of warrants should review the detailed provisions of the warrant agreement for a full description of the provisions of the warrant agreement and for other information regarding the warrants.

Modifications without Consent of Warrantholders. We, the Guarantor and the warrant agent may amend or supplement the warrant agreement and the warrants without the consent of the holders, for any of the following purposes:

•	to evidence the succession of another corporation to us or the Guarantor, and the assumption by such successor of our covenants or those of the Guarantor therein, as applicable;

•	to evidence and provide for the acceptance of appointment by a successor warrant agent with respect to the warrants;

•	to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or

•	in any other manner which we and the Guarantor may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modifications with Consent of Warrantholders. We, the Guarantor and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may amend or supplement the warrant agreement and the warrants for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the warrant agreement or of modifying in any manner the rights of the holders under the warrant agreement; provided, however, that no such amendment or supplement shall, without the consent of each holder affected thereby:

•	reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the applicable warrant certificate;

•	shorten the period of time during which the warrants may be exercised;

•	amend the anti-dilution provisions set forth in the applicable warrant certificate in a manner that is materially adverse to the holders of such warrants;

•	reduce the percentage of outstanding warrants the consent of whose holders is required for the modification of the warrant agreement; or

•	make any change in the guarantee that would adversely affect any holder or release the Guarantor from the guarantee other than pursuant to the terms of the warrant agreement.

Consolidation, Merger or Sale. The warrant agreement generally will permit a consolidation or merger between us and another entity and/or between the Guarantor and another entity. It will also permit the conveyance, transfer or lease by us of all or substantially all of our property and assets and/or by the Guarantor of all or substantially all of its property and assets.

With respect to us, these transactions, if a transaction other than a conveyance, transfer or lease to one or more of the Guarantor’s subsidiaries, are permitted if the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the warrant agreement.

If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets in accordance with the requirements of the warrant agreement, the resulting or acquiring entity will be substituted for us in the warrant agreement with the same effect as if it had been an original party to the warrant agreement. As a result, such successor entity may exercise our rights and powers under the warrant agreement, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the warrant agreement and under the warrants. The successor entity to a consolidation or merger may be the Guarantor or a subsidiary of the Guarantor. In addition, the successor entity in a conveyance, transfer or lease may be the Guarantor. The warrant agreement also permits us to convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the warrant agreement to assume our liabilities and obligations under the warrant agreement and the warrants.

With respect to the Guarantor, these transactions, if a transaction other than a conveyance, transfer or lease to one or more of its subsidiaries, are permitted if the resulting or acquiring entity, if other than the Guarantor, is organized and existing under the laws of a domestic jurisdiction and assumes all of the Guarantor’s responsibilities and liabilities under the warrant agreement, including the guarantee of the full and punctual payment of amounts payable under the warrants to the extent provided in the warrant agreement.

If the Guarantor consolidates or merges with or into any other entity or conveys, transfers or leases all or substantially all of its assets in accordance with the requirements of the warrant agreement, the resulting or acquiring entity will be substituted for the Guarantor in the warrant agreement with the same effect as if it had been an original party to the warrant agreement. As a result, such successor entity may exercise the Guarantor’s rights and powers under the warrant agreement, in the name of the Guarantor and, except in the case of a lease of all or substantially all of the Guarantor’s properties, the Guarantor will be released from all its liabilities and obligations under the warrant agreement and under the warrants. The successor entity to a consolidation or merger may be a subsidiary of the Guarantor. In addition, the warrant agreement permits the Guarantor to convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the warrant agreement to assume the Guarantor’s liabilities and obligations under the warrant agreement and the warrants.

Enforceability of Rights of Warrantholders. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates, in the manner provided in those warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the indenture or any other similar agreement.

Registration and Transfer of Warrants. Subject to the terms of the warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer, with the form of transfer endorsed thereon duly executed at the corporate trust office of the warrant agent for those warrants, or at any other office indicated in the applicable prospectus supplement relating to those warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the warrants is satisfied with the documents of title and identity of the person making the request.

Title. We, the Guarantor, the unit agent, the trustee, the warrant agent and any of our or their agents will treat the registered holder of any warrant as the owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The warrants, the guarantees of such warrants and the warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, neither we nor the Guarantor will pay any additional amounts on the warrants offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such warrants.

DESCRIPTION OF UNITS OF WELLS FARGO & COMPANY

In this “Description of Units of Wells Fargo & Company” section, all references to “units” refer only to units issued by Wells Fargo & Company and not to any units issued by any subsidiary or affiliate.

This section describes the general terms and provisions of our units. The prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units. References herein to terms and conditions of units being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement for such units.

Any units that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

General

Units will consist of any combination of warrants, purchase contracts, debt securities issued by us or other securities of an entity affiliated or not affiliated with us or other property. The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of any combination of warrants, purchase contracts and debt securities issued by us or other securities of an entity affiliated or not affiliated with us or other property constituting the units, including whether and under what circumstances the warrants, purchase contracts or debt securities issued by us or other securities of an entity affiliated or not affiliated with us or other property may be traded separately;

•	any additional terms of the governing unit agreement or unit agreement without holders’ obligations (each as defined below);

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts or debt securities issued by us or other securities of an entity affiliated or not affiliated with us or other property constituting the units; and

•	any applicable U.S. federal tax consequences.

The terms and conditions described under “Description of Debt Securities of Wells Fargo & Company,” “Description of Warrants of Wells Fargo & Company” and “Description of Purchase Contracts of Wells Fargo & Company” and those described below under “—Significant Provisions of the Unit Agreement” and “—Significant Provisions of the Unit Agreement Without Holders’ Obligations” will apply to each unit and to any warrant, purchase contract or debt securities issued by us or other securities of an entity affiliated or not affiliated with us or other property included in such unit, as applicable, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements (each, as referred to in this “Description of Units of Wells Fargo & Company” section, a “unit agreement”) to be entered into between us and a bank or trust company, as unit agent (the “unit agent”), each of which will contain the general terms described below, except as stated in the applicable prospectus supplement, as well as any additional terms described in the applicable prospectus supplement. Generally, units that do not include components requiring performance on the part of the holders of such units will be governed by one or more unit agreements designed for units where the holders do not have any further obligations under the included warrants, purchase contracts or other components (each, as referred to in this “Description of Units of Wells Fargo & Company” section, a “unit agreement without holders’ obligations”). Unless otherwise specified in the applicable prospectus supplement, each unit will be issued as a book-entry unit, and any security comprised by such unit will be in the corresponding form. You should review the detailed provisions of the applicable unit agreement or unit agreement without holders’ obligations for a full description of the provisions of such agreement, including the definitions of some of the terms used in this prospectus and for other information regarding the units.

Payments on Units and Securities Comprised by Units. At the office of the unit agent in Minneapolis, Minnesota maintained by us for such purpose, (i) the units, accompanied by each of the securities comprised by such unit (unless the applicable prospectus supplement indicates that any such securities are separable from such unit), may be presented for payment or delivery of warrant property or purchase contract property (as defined below) or any other amounts due with respect thereto, (ii) transfer of the units will be registrable and (iii) the units will be exchangeable in the manner and to the extent set forth in the applicable prospectus supplement However, holders of global securities may transfer and exchange global securities only as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the agent for the payment, transfer and exchange of the units will be Wells Fargo Bank, N.A., as unit agent, acting through its corporate trust office in Minneapolis, Minnesota. No service charge will be made for any registration of transfer or exchange of the units (or of any security comprised by a unit) or interest therein, except for any tax or other governmental charge that may be imposed in connection therewith.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder. Under the terms of each unit agreement, each holder of a unit will:

•	consent to and agree to be bound by the terms of the unit agreement;

•	appoint the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that holder has an interest, except in the case of pre-paid purchase contracts which require no further performance by the holder; and

•	irrevocably agree to be a party to and be bound by the terms of any purchase contract issued pursuant to the unit agreement included in the unit in which that holder has an interest.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under the unit, under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we will consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies. Upon the acceleration of any debt securities constituting a part of any units, our obligations and those of the holders under any purchase contracts constituting a part of the units may also be accelerated upon the request of the holders of not less than 25% of the affected purchase contracts, on behalf of all the holders.

Limitation on Actions by You as an Individual Holder. No holder of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the holder will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the indenture (as defined in the “Description of Debt Securities of Wells Fargo & Company” section), where a debt security constitutes a part of the applicable unit, the procedures relating to the event of default, including notice to us and the trustee, described in the indenture have been complied with such that such holder would have the right to begin such an action or proceeding under the indenture; and

•	in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit:

•	holders of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

•	the unit agent has failed to institute that action or proceeding within 60 days of that request by such holders; and

•	the holders of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the holders referred to above.

If these conditions have been satisfied, any holder of an affected unit may then, but only then, institute such action or proceeding. Notwithstanding the above, the holder of any purchase contract that constitutes part of a unit will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right. Purchase contract property is defined under “Description of Purchase Contracts of Wells Fargo & Company” below.

Negative Pledge. Except as otherwise set forth in the next sentence, the unit agreement:

•	prohibits us and our subsidiaries from selling, pledging, assigning or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any Principal Subsidiary Bank or of any subsidiary owning, directly or indirectly, any capital stock of a Principal Subsidiary Bank; and

•	prohibits any Principal Subsidiary Bank from issuing any shares of its capital stock or securities convertible into its capital stock.

This restriction does not apply to:

•	sales, pledges, assignments or other dispositions or issuances of directors’ qualifying shares;

•	sales, pledges, assignments or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable Principal Subsidiary Bank;

•	sales, pledges, assignments or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

•	sales of capital stock by any Principal Subsidiary Bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us.

Modification without Consent of Holders. We and the unit agent may amend or supplement the unit agreement and the terms of the purchase contracts without the consent of the holders:

•	to evidence the assumption by a successor of our covenants;

•	to evidence the acceptance of appointment by a successor unit agent or collateral agent;

•	to add covenants for the protection of the holders of the units;

•	to comply with the Securities Act, the Exchange Act or the Investment Company Act of 1940, as amended (the “Investment Company Act”);

•	to cure any ambiguity;

•	to establish the forms or terms of unit certificates, units or purchase contracts of any series;

•	to correct or supplement any defective or inconsistent provision; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make the following first three modifications without the consent of each affected holder of outstanding purchase contracts included in units and may not make the following last two modifications without the consent of each affected holder of outstanding units:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights and obligations under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose holders is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

•	materially and adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above); or

•	reduce the percentage of outstanding units and consent of whose holders is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

Modifications of any debt securities issued pursuant to the indenture included in units may only be made in accordance with the indenture, as described under “Description of Debt Securities of Wells Fargo & Company—Modification and Waiver.” Modifications of any warrants comprised by units may only be made in accordance with the terms of the warrant agreement as described under “Description of Warrants of Wells Fargo & Company—Significant Provisions of the Warrant Agreement” above.

Significant Provisions of the Unit Agreement Without Holders’ Obligations

Remedies. The unit agent will act solely as our agent in connection with the units governed by the unit agreement without holders’ obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the unit agreement without holders’ obligations. However, the holders of units or interests in those units may only enforce their rights under any debt securities or under any warrants issued as parts of those units in accordance with the terms of the indenture and the warrant agreement.

Modification without Consent of Holders. We and the unit agent may amend or supplement the unit agreement without holders’ obligations without the consent of the holders:

•	to evidence the assumption by a successor of our covenants;

•	to evidence the acceptance of appointment by a successor unit agent or collateral agent;

•	to add covenants for the protection of the holders of the units;

•	to comply with the Securities Act, the Exchange Act or the Investment Company Act;

•	to cure any ambiguity;

•	to establish the forms or terms of unit certificates, units or purchase contracts of any series;

•	to correct or supplement any defective or inconsistent provision; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement without holders’ obligations relating to the purchase contracts of each series so affected. However, we and the unit agent may not, without the consent of each affected holder of outstanding units, make any modification that would:

•	materially and adversely affect the holders’ units or the terms of the unit agreement without holders’ obligations; or

•	reduce the percentage of outstanding units and consent of whose holders is required for the modification of the provisions of the unit agreement without holders’ obligations.

Modifications of any debt securities issued pursuant to the indenture included in units may only be made in accordance with the indenture, as described under “Description of Debt Securities of Wells Fargo & Company—Modification and Waiver.” Modifications of any warrants comprised by units may only be made in accordance with the terms of the warrant agreement as described under “Description of Warrants of Wells Fargo & Company—Significant Provisions of the Warrant Agreement” above.

Significant Provisions of the Unit Agreement and the Unit Agreement Without Holders’ Obligations

The unit agreement and the unit agreement without holders’ obligations each contains the provisions described below.

Consolidation, Merger or Sale. The unit agreement and the unit agreement without holders’ obligations will generally permit a consolidation or merger between us and another entity. They will also permit the conveyance, transfer or lease by us of all or substantially all of our property and assets. These transactions, if a transaction other than a conveyance, transfer or lease to one or more of our subsidiaries, are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the unit agreement or the unit agreement without holders’ obligations, as applicable; and

•	immediately after the transaction, and giving effect to the transaction, we or the resulting or acquiring entity, if other than us, are not in default in the performance of the covenants of the unit agreement or the unit agreement without holders’ obligations, as applicable, that are applicable to us.

If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets in accordance with the requirements of the unit agreement or the unit agreement without holders’ obligations, as applicable, the resulting or acquiring entity will be substituted for us in the unit agreement or the unit agreement without holders’ obligations, as applicable, with the same effect as if it had been an original party to the unit agreement or the unit agreement without holders’ obligations, as applicable. As a result, such successor entity may exercise our rights and powers under the unit agreement or the unit agreement without holders’ obligations, as applicable, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the unit agreement and the unit agreement without holders’ obligations and under the units. The unit agreement and the unit agreement without holders’ obligations permit us to convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the unit agreement or the unit agreement without holders’ obligations to assume our liabilities and obligations under the unit agreement or the unit agreement without holders’ obligations and the units.

No Trust Indenture Act Qualification. The unit agreement and the unit agreement without holders’ obligations will not be qualified as indentures under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts will not have the benefits of the protections of the Trust Indenture Act.

Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The unit agreement and the unit agreement without holders’ obligations will provide that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting such unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

Title. We, the unit agent, the trustee, the warrant agent and any of our or their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The unit agreement, the unit agreement without holders’ obligations, the units and the pre-paid purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Neither the unit agreement nor the unit agreement without holders’ obligations requires the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, these agreements do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the units upon a change of control or other event involving us which may adversely affect the creditworthiness of the units.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the units offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such units.

DESCRIPTION OF UNITS OF wells fargo finance llc

In this “Description of Units of Wells Fargo Finance LLC” section, “we,” “us” or “our” refer only to Wells Fargo Finance LLC and not to any of our affiliates, including Wells Fargo & Company; references to “Guarantor” refer only to Wells Fargo & Company and not to any of its subsidiaries or affiliates; and all references to “units” refer only to units issued by Wells Fargo Finance LLC and not to any units issued by Wells Fargo & Company.

This section describes the general terms and provisions of our units. The prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units. References herein to terms and conditions of units being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement for such units.

Any units that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

General

Units will consist of any combination of warrants, purchase contracts, debt securities issued by us or other securities of an entity affiliated or not affiliated with the Guarantor. The Guarantor will fully and unconditionally guarantee the full and punctual payment of amounts payable under the units when the same becomes due and payable, whether at expiration, upon exercise, redemption or repurchase at the option of the holders of the applicable units. The applicable prospectus supplement will describe the specific terms of the guarantee.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of any combination of warrants, purchase contracts, debt securities issued by us or other securities of an entity affiliated or not affiliated with the Guarantor constituting the units, including whether and under what circumstances warrants, purchase contracts, debt securities issued by us or other securities of an entity affiliated or not affiliated with the Guarantor may be traded separately;

•	any additional terms of the governing unit agreement or unit agreement without holders’ obligations (each as defined below);

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, debt securities issued by us or other securities of an entity affiliated or not affiliated with the Guarantor constituting the units; and

•	any applicable U.S. federal tax consequences.

The terms and conditions described under “Description of Debt Securities of Wells Fargo Finance LLC,” “Description of Warrants of Wells Fargo Finance LLC” and “Description of Purchase Contracts of Wells Fargo Finance LLC” and those described below under “—Significant Provisions of the Unit Agreement” and “—Significant Provisions of the Unit Agreement Without Holders’ Obligations” will apply to each unit and to any warrant, purchase contract, debt securities issued by us or other securities of an entity affiliated or not affiliated with the Guarantor included in such unit, as applicable, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements (each, as referred to in this “Description of Units of Wells Fargo Finance LLC” section, a “unit agreement”) to be entered into among us, the Guarantor and the unit agent, each of which will contain the general terms described below, except as stated in the applicable prospectus supplement, as well as any additional terms described in the applicable prospectus supplement. Generally, units that do not include components requiring performance on the part of the holders of such units will be governed by one or more unit agreements designed for units where the holders do not have any further obligations under the included warrants, purchase contracts or other components (each, as referred to in this “Description of Units of Wells Fargo Finance LLC” section, a “unit agreement without holders’ obligations”). Unless otherwise specified in the applicable prospectus supplement, each unit will be issued as a book-entry unit, and any security comprised by such unit will be in the corresponding form. You should review the detailed provisions of the applicable unit agreement or unit agreement without holders’ obligations for a full description of the provisions of such agreement, including the definitions of some of the terms used in this prospectus and for other information regarding the units.

Payments on Units and Securities Comprised by Units. At the office of the unit agent in Minneapolis, Minnesota maintained by us for such purpose, (i) the units, accompanied by each of the securities comprised by such unit (unless the applicable prospectus supplement indicates that any such securities are separable from such unit), may be presented for payment or any other amounts due with respect thereto, (ii) transfer of the units will be registrable and (iii) the units will be exchangeable in the manner and to the extent set forth in the applicable prospectus supplement. However, holders of global securities may transfer and exchange global securities only as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the agent for the payment, transfer and exchange of the units will be Wells Fargo Bank, N.A., as unit agent, acting through its corporate trust office in Minneapolis, Minnesota. No service charge will be made for any registration of transfer or exchange of the units (or of any security comprised by a unit) or interest therein, except for any tax or other governmental charge that may be imposed in connection therewith.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder. Under the terms of each unit agreement, each holder of a unit will:

•	consent to and agree to be bound by the terms of the unit agreement;

•	appoint the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that holder has an interest, except in the case of pre-paid purchase contracts which require no further performance by the holder; and

•	irrevocably agree to be a party to and be bound by the terms of any purchase contract issued pursuant to the unit agreement included in the unit in which that holder has an interest.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under the unit, under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we will consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies. Upon the acceleration of any debt securities constituting a part of any units, our obligations and those of the holders under any purchase contracts constituting a part of the units may also be accelerated upon the request of the holders of not less than 25% of the affected purchase contracts, on behalf of all the holders.

Limitation on Actions by You as an Individual Holder. No holder of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the holder will have given written notice to the unit agent, to us and to the Guarantor of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the indenture (as defined in the “Description of Debt Securities of Wells Fargo Finance LLC” section), where a debt security constitutes a part of the applicable unit, the procedures relating to the event of default, including notice to us, the

Guarantor and the trustee, described in the indenture have been complied with such that such holder would have the right to begin such an action or proceeding under the indenture; and

•	in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit:

•	holders of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

•	the unit agent has failed to institute that action or proceeding within 60 days of that request by such holders; and

•	the holders of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the holders referred to above.

If these conditions have been satisfied, any holder of an affected unit may then, but only then, institute such action or proceeding. Notwithstanding the above, the holder of any purchase contract that constitutes part of a unit will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right. Purchase contract property is defined under “Description of Purchase Contracts of Wells Fargo Finance” below.

Modification without Consent of Holders. We, the Guarantor and the unit agent may amend or supplement the unit agreement and the terms of the purchase contracts without the consent of the holders:

•	to evidence the assumption by a successor of our covenants or those of the Guarantor;

•	to evidence the acceptance of appointment by a successor unit agent or collateral agent;

•	to add covenants for the protection of the holders of the units;

•	to comply with the Securities Act, the Exchange Act or the Investment Company Act;

•	to cure any ambiguity;

•	to establish the forms or terms of unit certificates, units or purchase contracts of any series;

•	to correct or supplement any defective or inconsistent provision; or

•	in any other manner which we and the Guarantor may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We, the Guarantor and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we, the Guarantor and the unit agent may not make the following first three modifications without the consent of each affected holder of outstanding purchase contracts included in units and may not make the following last three modifications without the consent of each affected holder of outstanding units:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights and obligations under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose holders is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

•	materially and adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above);

•	reduce the percentage of outstanding units and consent of whose holders is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above); or

•	make any change in the guarantee that would adversely affect any holder or release the Guarantor from the guarantee other than pursuant to the terms of the unit agreement.

Modifications of any debt securities issued pursuant to the indenture included in units may only be made in accordance with the indenture, as described under “Description of Debt Securities of Wells Fargo Finance LLC—Modification and Waiver.” Modifications of any warrants comprised by units may only be made in accordance with the terms of the warrant agreement as described under “Description of Warrants of Wells Fargo Finance LLC—Significant Provisions of the Warrant Agreement” above.

Significant Provisions of the Unit Agreement Without Holders’ Obligations

Remedies. The unit agent will act solely as our agent in connection with the units governed by the unit agreement without holders’ obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the unit agreement without holders’ obligations. However, the holders of units or interests in those units may only enforce their rights under any debt securities or under any warrants issued as parts of those units in accordance with the terms of the indenture and the warrant agreement.

Modification without Consent of Holders. We, the Guarantor and the unit agent may amend or supplement the unit agreement without holders’ obligations without the consent of the holders:

•	to evidence the assumption by a successor of our covenants or those of the Guarantor;

•	to evidence the acceptance of appointment by a successor unit agent or collateral agent;

•	to add covenants for the protection of the holders of the units;

•	to comply with the Securities Act, the Exchange Act or the Investment Company Act;

•	to cure any ambiguity;

•	to establish the forms or terms of unit certificates, units or purchase contracts of any series;

•	to correct or supplement any defective or inconsistent provision; or

•	in any other manner which we and the Guarantor may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We, the Guarantor and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement without holders’ obligations relating to the purchase contracts of each series so affected. However, we, the Guarantor and the unit agent may not, without the consent of each affected holder of outstanding units, make any modification that would:

•	materially and adversely affect the holders’ units or the terms of the unit agreement without holders’ obligations;

•	reduce the percentage of outstanding units and consent of whose holders is required for the modification of the provisions of the unit agreement without holders’ obligations; or

•	make any change in the guarantee that would adversely affect any holder or release the Guarantor from the guarantee other than pursuant to the terms of the unit agreement without holders’ obligations.

Modifications of any debt securities issued pursuant to the indenture included in units may only be made in accordance with the indenture, as described under “Description of Debt Securities of Wells Fargo Finance LLC—Modification and Waiver.” Modifications of any warrants comprised by units may only be made in accordance with the terms of the warrant agreement as described under “Description of Warrants of Wells Fargo Finance LLC—Significant Provisions of the Warrant Agreement” above.

Significant Provisions of the Unit Agreement and the Unit Agreement Without Holders’ Obligations

The unit agreement and the unit agreement without holders’ obligations each contains the provisions described below.

Consolidation, Merger or Sale. The unit agreement and the unit agreement without holders’ obligations will generally permit a consolidation or merger between us and another entity and/or between the Guarantor and another entity. They will also permit the conveyance, transfer or lease by us of all or substantially all of our property and assets and/or by the Guarantor of all or substantially all of its property and assets.

With respect to us, these transactions, if a transaction other than a conveyance, transfer or lease to one or more of the Guarantor’s subsidiaries, are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the unit agreement or the unit agreement without holders’ obligations, as applicable; and

•	immediately after the transaction, and giving effect to the transaction, we or the resulting or acquiring entity, if other than us, are not in default in the performance of the covenants of the unit agreement or the unit agreement without holders’ obligations, as applicable, that are applicable to us.

If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets in accordance with the requirements of the unit agreement or the unit agreement without holders’ obligations, as applicable, the resulting or acquiring entity will be substituted for us in the unit agreement or the unit agreement without holders’ obligations, as applicable, with the same effect as if it had been an original party to the unit agreement or the unit agreement without holders’ obligations, as applicable. As a result, such successor entity may exercise our rights and powers under the unit agreement or the unit agreement without holders’ obligations, as applicable, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the unit agreement and the unit agreement without holders’ obligations and under the units. The successor entity to a consolidation or merger may be the Guarantor or a subsidiary of the Guarantor. In addition, the successor entity in a conveyance, transfer or lease may be the Guarantor. The unit agreement and the unit agreement without holders’ obligations also permit us to convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the unit agreement or the unit agreement without holders’ obligations to assume our liabilities and obligations under the unit agreement or the unit agreement without holders’ obligations and the units.

With respect to the Guarantor, these transactions, if a transaction other than a conveyance, transfer or lease to one or more of its subsidiaries, are permitted if:

•	the resulting or acquiring entity, if other than the Guarantor, is organized and existing under the laws of a domestic jurisdiction and assumes all of the Guarantor’s responsibilities and liabilities under the unit agreement or the unit agreement without holders’ obligations, as applicable, including the guarantee of the full and punctual payment of amounts payable under the units to the extent provided in the unit agreement or the unit agreement without holders’ obligations, as applicable; and

•	immediately after the transaction, and giving effect to the transaction, the Guarantor or the resulting or acquiring entity, if other than the Guarantor, is not in default in the performance of the covenants of the unit agreement or the unit agreement without holders’ obligations, as applicable, that are applicable to the Guarantor.

If the Guarantor consolidates or merges with or into any other entity or conveys, transfers or leases all or substantially all of its assets in accordance with the requirements of the unit agreement or the unit agreement without holders’ obligations, as applicable, the resulting or acquiring entity will be substituted for the Guarantor in the unit agreement or the unit agreement without holders’ obligations, as applicable, with the same effect as if it had been an original party to the unit agreement or the unit agreement without holders’ obligations, as applicable. As a result, such successor entity may exercise the Guarantor’s rights and powers under the unit agreement or the unit agreement without holders’ obligations, as applicable, in the name of the Guarantor and, except in the case of a lease of all or substantially all of the Guarantor’s properties, the Guarantor will be released from all its liabilities and obligations under the unit agreement and the unit agreement without holders’ obligations and under the units. The successor entity to a consolidation or merger may be a subsidiary of the Guarantor. In addition, the unit agreement and the unit agreement without holders’ obligations permit the Guarantor to convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the unit agreement or the unit agreement without holders’ obligations to assume the Guarantor’s liabilities and obligations under the unit agreement or the unit agreement without holders’ obligations and the units.

No Trust Indenture Act Qualification. The unit agreement and the unit agreement without holders’ obligations will not be qualified as indentures under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts will not have the benefits of the protections of the Trust Indenture Act.

Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us, the Guarantor and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The unit agreement and the unit agreement without holders’ obligations will provide that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting such unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

Title. We, the Guarantor, the unit agent, the trustee, the warrant agent and any of our or their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The unit agreement, the unit agreement without holders’ obligations, the units, the pre-paid purchase contracts constituting part of the units and the guarantees of such units and purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Neither the unit agreement nor the unit agreement without holders’ obligations requires the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, these agreements do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the units upon a change of control or other event involving us which may adversely affect the creditworthiness of the units.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, neither we nor the Guarantor will pay any additional amounts on the units offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such units.

DESCRIPTION OF PURCHASE CONTRACTS OF WELLS FARGO & COMPANY

In this “Description of Purchase Contracts of Wells Fargo & Company” section, all references to “purchase contracts” refer only to purchase contracts issued by Wells Fargo & Company and not to any purchase contracts issued by any subsidiary or affiliate.

This section describes the general terms and provisions of our purchase contracts. The prospectus supplement will describe the specific terms of the purchase contracts offered through that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts. References herein to terms and conditions of purchase contracts being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement for such purchase contracts.

Any purchase contracts that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants or debt securities issued by us or other securities of an entity affiliated or not affiliated with us or other property, for the purchase or sale of:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities or an index or indices of those securities;

•	currencies;

•	commodities;

•	exchange-traded funds;

•	any other property; or

•	any combination of the above.

This property in the above clauses is referred to in this “Description of Purchase Contracts of Wells Fargo & Company” section as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Although we anticipate making payments on most purchase contracts in U.S. dollars, payments on some purchase contracts may be in a foreign currency as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most United States banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will make payments on purchase contracts that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a payment to be made in euros, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Pre-Paid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued (“pre-paid purchase contracts”). In certain circumstances, our obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute our senior indebtedness.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a unit agreement without holders’ obligations. See “Description of Units of Wells Fargo & Company—Significant Provisions of the Unit Agreement” and “—Significant Provisions of the Unit Agreement Without Holders’ Obligations.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities or other property comprised by such unit prior to such purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in definitive or global form or in any combination of such forms, although, in any case, the form of the purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from such debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply such principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global security.

Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the purchase contracts that are issued as part of a unit and in the unit agreement, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence (the “pledge”) to a bank or trust company selected by us, in its capacity as collateral agent, for our benefit. The pledge is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	any debt securities or other property that are or become part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement (the “pledged items”);

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless such payments have been released from the pledge in accordance with the unit agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. We or the unit agent may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

Title. We, the unit agent, the trustee, the warrant agent and any of our or their agents will treat the registered holder of any purchase contract as the owner, notwithstanding any notice to the contrary, for all purposes.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the purchase contracts offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such purchase contracts.

DESCRIPTION OF PURCHASE CONTRACTS OF WELLS FARGO FINANCE LLC

In this “Description of Purchase Contracts of Wells Fargo Finance LLC” section, “we,” “us” or “our” refer only to Wells Fargo Finance LLC and not to any of our affiliates, including Wells Fargo & Company; references to “Guarantor” refer only to Wells Fargo & Company and not to any of its subsidiaries or affiliates; and all references to “purchase contracts” refer only to purchase contracts issued by Wells Fargo Finance LLC and not to any purchase contracts issued by Wells Fargo & Company.

This section describes the general terms and provisions of our purchase contracts. The prospectus supplement will describe the specific terms of the purchase contracts offered through that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts. References herein to terms and conditions of purchase contracts being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement, applicable product supplement and/or applicable pricing supplement for such purchase contracts.

 Any purchase contracts that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, debt securities issued by us or other securities of an entity affiliated or not affiliated with the Guarantor or any combination of these securities. The Guarantor will fully and unconditionally guarantee the full and punctual payment of amounts payable under the purchase contracts when the same becomes due and payable, whether at expiration, upon exercise, redemption or repurchase at the option of the holders of the applicable purchase contracts. The applicable prospectus supplement will describe the specific terms of the guarantee.

Such purchase contracts may be for the purchase or sale of:

•	securities issued by an entity not affiliated with the Guarantor;

•	currencies;

•	commodities;

•	other specified securities; or

•	any combination of the above, including indices or baskets thereof.

This property in the above clauses is referred to in this “Description of Purchase Contracts of Wells Fargo Finance LLC” section as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. We will satisfy our obligations, if any, with respect to any purchase contracts by delivering the cash value of the purchase contract property, as described in the applicable prospectus supplement.

Although we anticipate making payments on most purchase contracts in U.S. dollars, payments on some purchase contracts may be in a foreign currency as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most United States banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will make payments on purchase contracts that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a payment to be made in euros, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Pre-Paid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. In certain circumstances, our obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute our senior indebtedness.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a unit agreement without holders’ obligations. See “Description of Units of Wells Fargo Finance LLC—Significant Provisions of the Unit Agreement” and “—Significant Provisions of the Unit Agreement Without Holders’ Obligations.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities or other property comprised by such unit prior to such purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in definitive or global form or in any combination of such forms, although, in any case, the form of the purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from such debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply such principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global security.

Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the purchase contracts that are issued as part of a unit and in the unit agreement, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence to a bank or trust company selected by us, in its capacity as collateral agent, for our benefit. The pledge is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	the pledged items;

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless such payments have been released from the pledge in accordance with the unit agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. We or the unit agent may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

Title. We, the Guarantor, the unit agent, the trustee, the warrant agent and any of our or their agents will treat the registered holder of any purchase contract as the owner, notwithstanding any notice to the contrary, for all purposes.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, neither we nor the Guarantor will pay any additional amounts on the purchase contracts offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such purchase contracts.

Plan of Distribution (Conflicts of Interest)

We are offering our securities and Wells Fargo Finance LLC is offering its securities fully and unconditionally guaranteed by us on a continuing basis through Wells Fargo Securities, LLC and through any additional agents named in the applicable pricing supplement (individually an “agent” and collectively the “agents”) who have agreed to use their reasonable efforts to solicit purchases of the securities. We or Wells Fargo Finance LLC, as applicable, will have the sole right to accept offers to purchase the securities, and we or Wells Fargo Finance LLC, as applicable, may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. We or Wells Fargo Finance LLC, as applicable, will pay an agent, in connection with sales of these securities resulting from a solicitation that such agent made or an offer to purchase that such agent received, a commission in an amount agreed upon at the time of sale. Such commission will be set forth in the applicable pricing supplement. The discount or commission that may be received by any member of FINRA for any sales of securities pursuant to this prospectus, together with the reimbursement of any counsel fees by us and/or Wells Fargo Finance LLC, will not exceed 8.00% of the initial gross proceeds from the sale of any securities being sold. Any agreement that we enter into with agents will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued the FRB, the FDIC and the OCC and other applicable law.

We and Wells Fargo Finance LLC may also sell the securities to an agent as principal for its own account at a discount to be agreed upon at the time of sale. Such discount will be set forth in the applicable pricing supplement. That agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we or Wells Fargo Finance LLC, as applicable, will specify in the applicable pricing supplement. Unless the applicable pricing supplement states otherwise, any securities sold to agents as principal will be purchased at a price equal to 100% of the principal amount less the agreed upon discount. An agent may offer the securities it has purchased as principal to other dealers. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any other dealer will not be in excess of the discount that the agent will receive from us or Wells Fargo Finance LLC, as applicable. After the initial public offering of securities that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price and discount.

We and Wells Fargo Finance LLC may arrange for securities to be sold through agents or may sell securities directly to investors on our or Wells Fargo Finance LLC’s, as applicable, own behalf or through an affiliate. No commissions will be paid on securities sold directly by us or Wells Fargo Finance LLC. We or Wells Fargo Finance LLC, as applicable, may accept offers to purchase securities through additional agents and may appoint additional agents to solicit offers to purchase securities. Any other agents will be named in the applicable pricing supplement.

Wells Fargo Securities, LLC, one of our wholly-owned subsidiaries and an affiliate of Wells Fargo Finance LLC, will comply with Rule 5121 of the Conduct Rules of FINRA in connection with each placement of the securities in which it participates. If Wells Fargo Securities, LLC or one of our other wholly-owned subsidiaries or affiliated entities participates in a sale of the securities, such subsidiary or entity will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 5121.

Wells Fargo Securities, LLC, Wells Fargo Advisors (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC) or another of our and Wells Fargo Finance LLC’s affiliates may use the applicable pricing supplement, the applicable prospectus supplement and any related product supplement and/or other supplement and this prospectus for offers and sales related to market-making transactions in the securities. Such entities may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

Each of the agents may be deemed to be an “underwriter” within the meaning of the Securities Act. We and Wells Fargo Finance LLC and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We and Wells Fargo Finance LLC have also agreed to reimburse the agents for specified expenses.

We and Wells Fargo Finance LLC estimate that we and Wells Fargo Finance LLC will spend approximately $8,800,000 for legal fees, printing fees, trustee fees, CUSIP fees, rating agency fees and other expenses allocable to the offering, including, for securities linked to an index, a licensing fee payable to the sponsor of the index.

The original public offering price of an offering of securities will include the agent discount or commission indicated in the applicable pricing supplement, the offering expenses described in the preceding paragraph associated with that offering, the projected profit our or Wells Fargo Finance LLC’s hedge counterparty expects to realize in consideration for assuming the risks inherent in hedging our or Wells Fargo Finance LLC’s obligations under the securities and any other costs identified in the applicable pricing supplement. We and Wells Fargo Finance LLC expect to hedge our or Wells Fargo Finance LLC’s, as applicable, obligations under the securities through affiliated or unaffiliated counterparties. Because hedging our and Wells Fargo Finance LLC’s obligations entails risk and may be influenced by market forces beyond our or Wells Fargo Finance LLC’s or our or Wells Fargo Finance LLC’s counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. The discount or commission, offering expenses, projected profit of our or Wells Fargo Finance LLC’s hedge counterparty and any other costs identified in the applicable pricing supplement reduce the economic terms of the securities. In addition, the fact that the original offering price includes these items is expected to adversely affect the secondary market prices of the securities. These secondary market prices are also likely to be reduced by the cost of unwinding the related hedging transaction.

When we and Wells Fargo Finance LLC issue the securities offered by this prospectus, except for securities issued upon a reopening of an existing tranche or series of securities, they will be new securities without an established trading market. Unless otherwise provided in the applicable pricing supplement, neither we nor Wells Fargo Finance LLC intend to apply for the listing of the securities on any national securities exchange or automated quotation system. An agent may make a market for the securities, as applicable laws and regulations permit, but is not obligated to do so and may discontinue making a market in any or all of the securities at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

When an agent acts as principal for its own account, to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may overallot in connection with any offering of the securities, creating a short position in the securities for its own account. In addition, to cover overallotments or to stabilize the price of the securities, the agent may bid for, and purchase, the securities in the open market. Finally, in any offering of the securities by an agent through dealers, the agent may reclaim selling concessions allowed to a dealer for distributing the securities in the offering if the agent repurchases previously distributed securities in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

Purchasers of our and Wells Fargo Finance LLC’s securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the original public offering price disclosed in the applicable pricing supplement.

Agents and their affiliates may be customers of, engage in transactions with, or perform services, including investment and/or commercial banking services, for us, Wells Fargo Finance LLC, our subsidiaries or Wells Fargo Finance LLC’s affiliates in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we and Wells Fargo Finance LLC may enter into swap or other hedging transactions with, or arranged by, agents or their affiliates. These agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

 Delivery of the securities will be made against payment therefor on or about the issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act trades in the secondary market generally are required to settle in two business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable pricing supplement specifies that the issue date is more than two business days after the date on which the securities are priced, purchasers who wish to trade such securities at any time prior to the second business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Each agent will agree that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers our and Wells Fargo Finance LLC’s securities or possesses or distributes this prospectus or any other offering material and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of such securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. Neither we nor Wells Fargo Finance LLC will have any responsibility for an agent’s compliance with applicable securities laws.

In addition to the above, we may sell our securities and Wells Fargo Finance LLC may sell its securities fully and unconditionally guaranteed by us through other agents, underwriters or dealers or directly to one or more purchasers. In this case, the applicable prospectus supplement or pricing supplement will include additional information with respect to the plan of distribution, including the terms of the offering.

LEGAL OPINIONS

Faegre Baker Daniels LLP will issue an opinion about the legality of the securities offered by this prospectus. Mary E. Schaffner, who is our Senior Company Counsel, or another of our lawyers, will issue an opinion to the underwriters or agents on certain matters related to the securities. Ms. Schaffner owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Davis Polk & Wardwell LLP. Davis Polk & Wardwell LLP represents Wells Fargo & Company and certain of its subsidiaries in other legal matters. Ms. Schaffner may rely on Davis Polk & Wardwell LLP as to matters of New York law. The opinions of Faegre Baker Daniels LLP, Ms. Schaffner and Davis Polk & Wardwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action that Wells Fargo & Company, Wells Fargo Finance LLC and the trustee, as applicable, are required to take in connection with the issuance and sale of any particular security, the specific terms of the securities and other matters which may affect the validity of the securities but which cannot be ascertained on the date of such opinions.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.   The audit report on the aforementioned consolidated financial statements, dated March 1, 2018 except for pages 139, 141 and 146 and Notes 1, 3, 20, 23, 25 and 26, as to which the date is February 25, 2019, refers to the retrospective adjustment of all periods presented due to the adoption of Accounting Standards Update (ASU) 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash and ASU 2016-15 – Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, and a revision to operating segment results due to a change in the methodology for internal funding charges and credits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred in connection with the issuance and distribution of the securities being registered. These expenses relate to securities previously registered under the Registration Statement on Form S-3 (Registration Nos. 333-221324 and 333-221324-01) and the securities being registered under this Post-Effective Amendment No. 2 thereto:

Registration Fee	$799,920
Legal Fees and Expenses*	5,000,000
Trustee Fees and Expenses*	1,750,000
Accounting Fees and Expenses*	400,000
Blue Sky and Legal Investment Fees and Expenses*	100,000
Printing and Engraving Fees*	400,000
Rating Agency Fees*	200,000
Listing Fees*	100,000
Miscellaneous*	50,000
Total*	$8,799,920

*Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wells Fargo & Company

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article Fourteenth of the restated certificate of incorporation of Wells Fargo & Company, as amended, provides for broad indemnification of directors and officers. Wells Fargo & Company also maintains insurance coverage relating to certain liabilities of directors and officers.

Pursuant to the terms of forms of underwriting or distribution agreements filed or to be filed in connection with this Registration Statement, the directors and officers of Wells Fargo & Company will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933, as amended (the “Securities Act of 1933”), in connection with this Registration Statement and the related prospectus and applicable prospectus supplement.

Wells Fargo Finance LLC

Section 18-108 of the Delaware Limited Liability Company Act authorizes indemnification of members, managers or other persons under certain circumstances against all claims and demands. Section 11.4 of the limited liability company agreement of Wells Fargo Finance LLC provides for broad indemnification of members, directors and officers. Wells Fargo Finance LLC also maintains insurance coverage relating to certain liabilities of directors and officers.

Pursuant to the terms of forms of underwriting or distribution agreements filed or to be filed in connection with this Registration Statement, the directors and officers of Wells Fargo Finance LLC will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this Registration Statement and the related prospectus and applicable prospectus supplement.

ITEM 16.	EXHIBITS

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Wells Fargo & Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) Each of the undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Wells Fargo & Company annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description	Form of Filing

1(a)	Form of Underwriting Agreement for Debt Securities of Wells Fargo & Company.*

1(b)	Distribution Agreement dated as of January 24, 2018 between Wells Fargo & Company and the Agent named therein regarding the Medium-Term Notes, Series S (incorporated by reference to Exhibit 1.1 to Wells Fargo’s Current Report on Form 8-K filed January 24, 2018).

1(c)	Distribution Agreement dated as of January 24, 2018 between Wells Fargo & Company and the Agent named therein regarding the Medium-Term Notes, Series T (incorporated by reference to Exhibit 1.2 to Wells Fargo’s Current Report on Form 8-K filed January 24, 2018).

1(d)	Form of Underwriting Agreement for Debt Securities of Wells Fargo Finance LLC.*

1(e)	Distribution Agreement dated as of May 18, 2018 among Wells Fargo Finance LLC, as issuer, Wells Fargo & Company, as guarantor, and the Agent named therein regarding the Medium-Term Notes, Series A (incorporated by reference to Exhibit 1.1 to Wells Fargo’s Current Report on Form 8-K filed May 18, 2018).

4(a)	Restated Certificate of Incorporation of Wells Fargo & Company (incorporated by reference to Exhibit 3(a) to Wells Fargo & Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed November 6, 2018).

4(b)	By-Laws of Wells Fargo & Company (incorporated by reference to Exhibit 3.1 to Wells Fargo & Company’s Current Report on Form 8-K filed March 1, 2018).

4(c)	Certificate of Formation of Wells Fargo Finance LLC.**

4(d)	Limited Liability Company Agreement of Wells Fargo Finance LLC.**

4(e)	Senior Indenture dated as of February 21, 2017 between Wells Fargo & Company and Citibank, N.A. (incorporated by reference to Exhibit 4(e) to Wells Fargo’s Registration Statement on Form S-3 (Registration No. 333-216234) dated February 24, 2017).

4(f)	Form of Senior Notes of Wells Fargo & Company.*

4(g)	Forms of Registered Senior Medium-Term Notes of Wells Fargo & Company.*

4(h)	Senior Indenture dated as of April 25, 2018 among Wells Fargo Finance LLC, as issuer, Wells Fargo & Company, as guarantor, and Citibank, N.A., as trustee.**

4(i)	Form of Senior Notes of Wells Fargo Finance LLC.*

4(j)	Forms of Registered Senior Medium-Term Notes of Wells Fargo Finance LLC.*

Number	Description	Form of Filing

Wells Fargo & Company and certain of its consolidated subsidiaries have outstanding certain long-term debt. No individual series of such debt exceeds 10% of the total assets of Wells Fargo & Company and its consolidated subsidiaries. Copies of instruments with respect to long-term debt will be furnished to the Commission upon request.

4(k)	Form of Warrant Agreement for Wells Fargo & Company, including form of Warrant Certificate.*

4(l)	Form of Warrant Agreement for Wells Fargo Finance LLC, including form of Warrant Certificate.*

4(m)	Form of Unit Agreement for Wells Fargo & Company, including form of Unit Certificate.*

4(n)	Form of Unit Agreement for Wells Fargo Finance LLC, including form of Unit Certificate.*

4(o)	Form of Purchase Contract for Wells Fargo & Company.*

4(p)	Form of Purchase Contract for Wells Fargo Finance LLC.*

5(a)	Opinion of Faegre Baker Daniels LLP regarding Wells Fargo & Company.	Electronic Transmission

5(b)	Opinion of Faegre Baker Daniels LLP regarding Wells Fargo Finance LLC.	Electronic Transmission

23(a)	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5(a)).

23(b)	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5(b)).

23(c)	Consent of Independent Registered Public Accounting Firm.	Electronic Transmission

23(d)	Consent of Davis Polk & Wardwell LLP.	Electronic Transmission

24(a)	Powers of Attorney of Wells Fargo & Company.	Electronic Transmission

24(b)	Powers of Attorney of Wells Fargo Finance LLC.	Electronic Transmission

25(a)	Statement of Eligibility of Citibank, N.A, as trustee under the Senior Indenture dated as of February 21, 2017 between Wells Fargo & Company and Citibank, N.A.**

25(b)	Statement of Eligibility of Citibank, N.A., as trustee under the Senior Indenture dated as of April 25, 2018 among Wells Fargo Finance LLC, as issuer, Wells Fargo & Company, as guarantor, and Citibank, N.A., as trustee.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Wells Fargo & Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 26, 2019.

WELLS FARGO & COMPANY

By:	/s/ Timothy J. Sloan
Timothy J. Sloan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on February 26, 2019 by the following persons in the capacities with Wells Fargo & Company indicated:

/s/ Timothy J. Sloan	President and Chief Executive Officer
Timothy J. Sloan	(Principal Executive Officer)

/s/ John R. Shrewsberry	Senior Executive Vice President and
John R. Shrewsberry	Chief Financial Officer
(Principal Financial Officer)

/s/ Richard D. Levy	Executive Vice President and Controller
Richard D. Levy	(Principal Accounting Officer)

JOHN D. BAKER II	)
CELESTE A. CLARK	)
THEODORE F. CRAVER, JR.	)
ELIZABETH A. DUKE	)
WAYNE M. HEWETT	)
DONALD M. JAMES	)
MARIA R. MORRIS	)	A majority of the Board of Directors of
JUAN A. PUJADAS	)	Wells Fargo & Company*
JAMES H. QUIGLEY	)
RONALD L. SARGENT	)
TIMOTHY J. SLOAN	)
SUZANNE M. VAUTRINOT	)

*Timothy J. Sloan, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Timothy J. Sloan
Timothy J. Sloan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Wells Fargo Finance LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 26, 2019.

WELLS FARGO FINANCE LLC

By:	/s/ William Threadgill
William Threadgill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on February 26, 2019 by the following persons in the capacities with Wells Fargo Finance LLC indicated:

/s/ William Threadgill	President and Chief Executive Officer
William Threadgill	(Principal Executive Officer)

/s/ David L. Pitelka	Chief Financial Officer and Treasurer
David L. Pitelka	(Principal Financial Officer)

/s/ Greg Michael Cooley	Senior Vice President and Chief Accounting Officer
Greg Michael Cooley	(Principal Accounting Officer)

Le Roy Davis	)
Walter E. Dolhare	)	All of the Board of Directors of
Michael F. Riley	)	Wells Fargo Finance LLC*

*William Threadgill, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ William Threadgill
William Threadgill, Attorney-in-Fact